SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)                 June 9, 1995



                         BANYAN SHORT TERM INCOME TRUST
            (Exact name of Registrant as specified in its charter)


  Massachusetts                 1-8820                       36-6801275
(State of or other         (Commission File               (I.R.S. Employer
 jurisdiction of                Number)                     Identification
 incorporation)                                                   Number)



150 South Wacker Drive, Suite 2900, Chicago, IL                    60606
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code             (312) 553-9800


Item 2.     Disposition of Assets.

      On June 9, 1995, Banyan Short Term Income Trust (the "Registrant") entered into a contract to sell its interest in the Boca Marina Parcel through a wholly owned subsidiary located in Boca Raton, Florida, consisting of a seven acre parcel of undeveloped land located adjacent to the Boca Raton Hotel and Resort (the "Property") to Boca Marina, Ltd., an unaffiliated third party for a total purchase price of $14,000,000. On September 21, 1995 the Registrant completed the sale of the Property and received cash proceeds of $13,895,000 net of closing costs in the amount of $98,000 for documentary stamps and $4,500 in title costs. The sales price of the Property was based upon consideration of a number of factors including market studies, sale comparison and other internal valuations and considerations. The sale of the Property resulted in a gain on disposition to the Registrant of approximately $2,300,000. The Registrant has no further interest in this Property.


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 6, 1995                  BANYAN SHORT TERM INCOME TRUST
                                                (Registrant)


                                        By:   /s/ Joel L. Teglia
                                              Joel L. Teglia
                                        Its:  Vice President, Chief Financial
                                              and Accounting Officer